Exhibit 4.12

English Translation

RMB Loan Extension Agreement

Contract No.: Gu Dai Zhan (2013) No. 001

Type of Loans: Fixed Asset Loans

Borrower (Party A): Sichuan ReneSola Silicon Material Co., Ltd.

Domicile: Al-Si Industrial Park, Xiuwen Town, Dongpo District, Meishan, Sichuan Province

Zip Code: 620010

Legal Representative (Responsible Person): Li Xianshou

Fax: 028-38566013

Tel: 028-38568566

Lender (Party B): China Construction Bank Corporation, Meishan Branch

Domicile: No. 119 Hongxing West Road, Dongpo District, Meishan, Sichuan Province

Zip Code: 620010

Responsible Person: Yu Wei

Fax: 028-38113979

Tel: 028-38116121

Lender (Party C): Chongqing Bank Co., Ltd., Chengdu Branch

Domicile: Lippo Tower, 62 Kehua North Road, Wuhou District, Chengdu, Sichuan Province

Zip Code: 610041

Responsible Person: Chen Yu

Fax: 028-85283506

Tel: 028-85283999

Mortgagor (Party D): Sichuan ReneSola Silicon Material Co., Ltd.

Domicile: Al-Si Industrial Park, Xiuwen Town, Dongpo District, Meishan, Sichuan Province

Zip Code: 620010

Legal Representative (Responsible Person): Li Xianshou

Fax: 028-38566013

Tel: 028-38568566

Guarantor (Party E): ReneSola Zhejiang Ltd.

Domicile: Industrial Park of Yaozhuang Town, Jiashan County, Jiaxing, Zhejiang Province

Zip Code: 314100

Legal Representative (Responsible Person): Li Xianshou

Fax:

Tel: 0573-4773373

Guarantor (Party F): Li Xianshou, Lian Xiahe

Name and Number of Identity Certificate: ID card/330106196808010015, 332627197007010088

Domicile: No. 67 Chengzhong Road, Chengguan Town, Yuhuan County, Zhejiang Province

Zip Code: 317600

Fax: 028-38566013

Tel: 028-38568566

Party A and Party B entered into a RMB Loan Contract numbered Jian Mei Gu Dai No. 2009001 on January 24, 2009, pursuant to which, Party B has provided to Party A the fixed asset loans amounting to RMB800,000,000. Party B and Party C separately entered into a Transfer-type Syndicated Loan Contract numbered Zhuan Rang Xing Yin Tuan Dai Kuan No. 2009001 on July 1, 2009, pursuant to which, Party B has transferred to Party C the fixed assets loans amounting to RMB200,000,000 and obtained receipts from the Borrower (Party A), the Mortgagor (Party D) and the Guarantors (Party E and Party F).

As Party A was unable to repay the loans under the RMB Loan Contract numbered Jian Mei Gu Dai No. 2009001 (the “Original Loan Contract”) on time, Party A applied to Party B and Party C for an extension of the loan term. Party B and Party C agreed to such extension of the loan term after review, and Party D, Party E and Party F agreed to provide guarantee for such extension. Party A, Party B, Party C, Party D, Party E and Party F hereby enter into this Agreement after consultation for joint compliance.

Article 1	Amount of Extended Loans and Term of Extension

Party B and Party C agree to extend the loan term for the principal amount of the loans under the Original Loan Contract in favor of Party A. The amount of extended loans is RMB220,000,000. The term of extension is twenty-four months. After such extension, the loan will mature on December 31, 2015. The total of the term of the original loans and the term of extension is eighty-four months (the “New Loan Term”).

Article 2	Loan Interest Rate and Penalty Interest Rate

1.	Loan Interest Rate

The loan interest rate during the term of extension is an annual interest rate to be charged in the following way: (iii)

(i)	Fixed interest rate: i.e. blank here%, which is fixed during the term of extension;

(ii)	Fixed interest rate: i.e. the benchmark interest rate on the extension date of blank here% floating (select upward or downward) by blank here%, which is fixed during the term of extension;

(iii)	Floating interest rate: Party B applies the benchmark interest rate on the extension date floating upward (select upward or downward) by 0%, and Party C applies the benchmark interest rate on the extension date floating upward (select upward or downward) by 15%. During the period starting from the extension date to the end of the date on which the principal amount and interest hereunder are paid off, the interest rate will be adjusted every 12 months based on the benchmark interest rate on the interest rate adjustment date and the above upward/downward floating ratio. The interest rate adjustment date in each month of adjustment shall be the same day of a month as the extension day in the month of extension. If there is no such same day in a particular month of adjustment, the last day of that month shall be the interest rate adjustment date.

2.	Penalty Interest Rate

(i)	If Party A fails to use the loans for the purpose as agreed, the penalty interest rate shall be the loan interest rate floating upward by 100%. Where the loan interest rate is adjusted pursuant to Item (iii) of Section 1 of this Article, the penalty interest rate shall be adjusted based on the adjusted loan interest rate and the above range of floating upward.

(ii)	The penalty interest rate for the loans overdue hereunder shall be the loan interest rate floating upward by 50%. Where the loan interest rate is adjusted pursuant to Item (iii) of Section 1 of this Article, the penalty interest rate shall be adjusted based on the adjusted loan interest rate and the above range of floating upward.

(iii)	If both of the above circumstances occur simultaneously, the higher penalty interest rate shall prevail, and a compound interest shall be charged.

3.	The extension date under this Article shall refer to the day immediately following the maturity date of the loans under the Original Loan Contract.

4.	The benchmark interest rate as referred to herein shall be the loan interest rate for the loans with the same term as the new loan term and of the same grade published and adopted by the People’s Bank of China; if the People’s Bank of China does not publish the loan interest rate for the loans with the same term and of the same grade, the benchmark interest rate shall be the loan interest rate for the loans with the same term as the new loan term and of the same grade which is generally recognized by the bank industry or generally adopted, unless otherwise agreed by the two parties.

Article 3	Repayment

After the extension of the loans, Party A shall repay the loans in the following method: (ii)____

(i)	To make the repayment in one go upon the expiry of the extension;

(ii)	To make the repayment by installments, with the date and amount for each installment as follows:

	Amount of Repayment (RMB10,000)
Date of Repayment	Party B (Construction Bank)	Party C (Chongqing Bank)	Total
February 20, 2014	375	125	500
May 20, 2014	2925	995	3920
September 20, 2014	2200	730	2930
December 20, 2014	2200	730	2930
March 20, 2015	2200	730	2930
June 20, 2015	2200	730	2930
September 20, 2015	2200	730	2930
December 20, 2015	2200	730	2930
Total	16500	5500	22000

(iii)	Blank here.

Article 4	Guarantee

Party D agrees to provide mortgage, and Party E and Party F agree to provide guarantee, for the loans after the extension.

(i)	If Party D, Party E and Party F are guarantors to the Original Loan Contract, their relevant rights and obligations shall be still subject to the Maximum Amount Mortgage Contract numbered Jian Mei Zui Gao E Di Ya No. 2009001, the Guarantee Contract numbered Jian Mei Zui Gao E No. 2009001, the Maximum Amount Natural Person Guarantee Contract numbered Jian Mei Zi Ran Ren Zui Gao E No. 2009001, the Mortgage Contract numbered Jian Mei Di Ya (2012) No. 100, and the Mortgage Contract numbered Jian Mei Di Ya (2013) No. 101. Where the formalities for the renewal of registration or insurance are required to go through, Party D, Party E and Party F shall properly complete such formalities in a timely manner.

Party E and Party F are guarantors for a term of guarantee ending on the second anniversary of the date on which the term of debt repayment expires after the extension.

(ii)	If Party D, Party E and Party F are new guarantors, or Party B and Party C ask Party D, Party E and Party F to re-sign a guarantee contract, Party D, Party E and Party F agree to separately sign a guarantee contract with Party B.

Where the formalities for the guarantee registration or insurance are required to go through in accordance with law, Party D, Party E and Party F shall properly complete such formalities in a timely manner.

Article 5                 After this Agreement takes effect, the Original Loan Contract shall remain effective. The rights and obligations of Party A and Party B shall still be subject to the Original Loan Contract. However, should there be any discrepancies, this Agreement shall prevail.

Article 6	Other Agreed Matters

1.	This Agreement shall be made in eight original copies.

2.	Blank here.

3.	Blank here.

Article 7	Effectiveness

This Agreement shall take effect upon the satisfaction of the following conditions:

(i)	The legal representatives (responsible persons) or authorized representatives of Party A, Party B, Party C, Party D, Party E and Party F shall each affix their signatures and company seals (in case of an individual, signature shall be affixed).

(ii)	The guarantee formalities in relation to the extension have been duly completed in accordance with the provisions of this Agreement before the maturity date as agreed in the Original Loan Contract.

Article 8	Statement

1.	Each of Party A, Party D, Party E and Party F is clearly aware of the business scope and authorization of each of Party B and Party C.

2.	Each of Party A, Party D, Party E and Party F has read all the terms of this Agreement. Party B and Party C have given explanations to the relevant terms of this Agreement. Each of Party A, Party D, Party E and Party F has been fully aware of and understood the contents and the legal implications of the terms of this Agreement.

3.	Party D, Party E and Party F have the qualification for providing security and guarantee. Party A, Party D, Party E and Party F’s execution of and performance of the obligations under this Agreement complies with laws, administrative regulations and rules as well as the articles of association or internal constitutional documents of Party A, Party D, Party E and Party F, and has obtained the approval from the company’s internal authority and or the State’s competent authority.

(Signature Page, No Text Below)

Party A (Company Seal) [Company Seal Affixed]

Legal Representative (Responsible Person) or Authorized Representative (Signature):	/s/ Li Xianshou

Date: December 31, 2013

Party B (Company Seal) [Company Seal Affixed]

Legal Representative or Authorized Representative (Signature):	/s/ Yu Wei

Date: December 31, 2013

Party C (Company Seal) [Company Seal Affixed]

Legal Representative (Responsible Person) or Authorized Representative (Signature):	/s/ Lei Jianhua

Date: December 31, 2013

Party D (Company Seal) [Company Seal Affixed]

Legal Representative (Responsible Person) or Authorized Representative (Signature):	/s/ Li Xianshou

Date: December 31, 2013

Party E (Company Seal) [Company Seal Affixed]

Legal Representative (Responsible Person) or Authorized Representative (Signature):	/s/ Li Xianshou

Date: December 31, 2013

Party F or Authorized Agent (Signature):	/s/ Li Xianshou	/s/ Lian Xiahe

Date: December 31, 2013